UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 12, 2026

Fiserv, Inc.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	1-38962	39-1506125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 N. Vel R. Phillips Avenue, Milwaukee, Wisconsin 53203

(Address of Principal Executive Offices, Including Zip Code)

(262) 879-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FISV	The Nasdaq Stock Market LLC
1.125% Senior Notes due 2027	FISV27	The Nasdaq Stock Market LLC
1.625% Senior Notes due 2030	FISV30	The Nasdaq Stock Market LLC
3.000% Senior Notes due 2031	FISV31	The Nasdaq Stock Market LLC
4.500% Senior Notes due 2031	FISV31A	The Nasdaq Stock Market LLC
2.875% Senior Notes due 2028	FISV28C	The Nasdaq Stock Market LLC
3.500% Senior Notes due 2032	FISV32	The Nasdaq Stock Market LLC
4.000% Senior Notes due 2036	FISV36	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On June 12, 2026, Michael P. Lyons resigned as Chief Executive Officer of Fiserv, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Lyons’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with his resignation, Mr. Lyons will receive only his accrued but unpaid base salary through the date of his resignation, but is not entitled to any severance payments, accelerated vesting of equity, benefits continuation or any other benefits under his Offer Letter, dated January 22, 2025.

Appointment of Chief Executive Officer and Director

On June 14, 2026, Takis Georgakopoulos was appointed as Chief Executive Officer of the Company and as a member of the Board.

Mr. Georgakopoulos, age 56, most recently served as Co-President, Head of Merchant and Technology of the Company since December 2025. Mr. Georgakopoulos served as Chief Operating Officer from April 2025 to December 2025 and as an Executive Vice President since September 2024. Prior to joining the Company, from 2007 to 2024, he served JPMorgan Chase & Co., a global financial services firm, in various leadership roles, most recently as Global Head of Payments for J.P. Morgan’s Corporate & Investment Bank from 2017 to 2024. Earlier in his career, Mr. Georgakopoulos was a partner at McKinsey & Company, where he helped lead McKinsey’s Asset Management practice. Upon his appointment as Chief Executive Officer, Mr. Georgakopoulos ceased to serve as Co-President, Head of Merchant and Technology of the Company.

In connection with Mr. Georgakopoulos’s appointment as Chief Executive Officer, Mr. Georgakopoulos and the Company executed an offer letter (the “Georgakopoulos Offer Letter”), pursuant to which Mr. Georgakopoulos will be eligible to receive: (i) an annual base salary of $1,300,000, which may be increased by the Board but not decreased; (ii) a target annual cash incentive compensation opportunity of 200% of his then-current base salary; (iii) an annual equity incentive compensation opportunity of $18,600,000, which for awards granted in 2027, will be delivered as 60% Performance Share Units (“PSUs”) which will cliff vest after three years based upon certification of achievement of the PSU performance goals and contain substantially the same terms as the PSUs awards granted to the other members of the Company’s management committee and 40% Restricted Shares Units (“RSUs”) which will vest 33% on the first three anniversaries of the grant date; (iv) for equity awards granted in 2028 and future years, equity awards as determined by the Board or the talent and compensation committee of the Board; (v) continued participation in the Company’s Executive Severance and Change of Control Policy, provided that the cash severance entitlement payable thereunder will be 2.0 times his then-current annual base salary and target cash incentive (instead of 1.5 times, which is the default under the terms of such policy).

In addition, in recognition of Mr. Georgakopoulos’s promotion to Chief Executive Officer, Mr. Georgakopoulos will receive equity awards with a total grant date value of $6,000,000, delivered 60% in the form of PSUs ($3,600,000) and 40% in the form of RSUs ($2,400,000) (the “Promotion Equity Awards”). The Promotion Equity Awards are in the same form and contain the same terms as the Company equity awards granted to Mr. Georgakopoulos and other members of the Management Committee on February 18, 2026 as set forth as Exhibit 10.4 and Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on February 19, 2026 (the “2025 Form 10-K”); provided that the component of such award comprised of RSUs will vest as to 33% of the award on each of the first three anniversaries of the grant date.

The foregoing description of the Georgakopoulos Offer Letter is a summary and is qualified in its entirety by reference to the full text of such arrangement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

There are no arrangements or understandings between Mr. Georgakopoulos and any other person pursuant to which Mr. Georgakopoulos was selected as an officer or director of the Company. There are no family relationships between Mr. Georgakopoulos and any director or executive officer of the Company, and, at this time, there are no transactions in which Mr. Georgakopoulos has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Georgakopoulos’s appointment as Chief Executive Officer, Dhivya Suryadevara’s title was updated to President of the Company.

Chief Financial Officer Equity Award

On June 14, 2026, Paul M. Todd and the Company executed an letter agreement (the “Todd Letter Agreement”), pursuant to which, in consideration of Mr. Todd’s acknowledgement that he will not have the ability to resign for Good Reason upon Mr. Lyons’s resignation occurring within 12 months following his start date with the Company (as such rights are set forth under the terms of his Offer Letter, dated October 28, 2025, filed as Exhibit 10.26 to the 2025 Form 10-K), he will receive RSUs with a grant date value of $5,000,000 (the “Todd RSUs”). The Todd RSUs will vest 33% on the first three anniversaries of the grant date and will otherwise conform, in all material respects, with the form of restricted stock unit award agreement included as Exhibit 10.4 to the 2025 Form 10-K.

The foregoing description of the Todd Letter Agreement is a summary and is qualified in its entirety by reference to the full text of such arrangement, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company issued the press release attached hereto as Exhibit 99.1 in connection with the resignation of Mr. Lyons as Chief Executive Officer and as a member of the Board and the appointment of Mr. Georgakopoulos as Chief Executive Officer.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter between Fiserv, Inc. and Takis Georgakopoulos, dated June 14, 2026.*

10.2	Letter Agreement between Fiserv, Inc. and Paul M. Todd, dated June 14, 2026.*

99.1	Press release of the Company dated June 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISERV, INC.

Date: June 15, 2026	By:	/s/ Paul M. Todd
Paul M. Todd Chief Financial Officer